As filed with the Securities and Exchange Commission on May 28, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GenMark Diagnostics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	3841	27-2053069
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

757 S. Raymond Avenue

Pasadena, CA 91105

(626) 463-2000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jon Faiz Kayyem, Ph.D.

President and Chief Executive Officer

GenMark Diagnostics, Inc.

757 S. Raymond Avenue

Pasadena, CA 91105

(626) 463-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael S. Kagnoff, Esq. Jeffrey C. Thacker, Esq. DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, CA 92121 Tel: (858) 677-1400 Fax: (858) 677-1401	David B. Miller, Esq. Jason Day, Esq. Faegre & Benson LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402 Tel: (612) 766-7000 Fax: (612) 766-1600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  333-165562

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	115,000	$6.00	$690,000	$49.20(2)

(1)	Includes the additional shares of common stock that are issuable upon exercise of the underwriters’ over-allotment option.

(2)	Previously paid.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with 462(b) under the Securities Act of 1933 as amended.

EXPLANATORY NOTE

This registration statement is being filed with respect to the registration of additional shares of common stock of GenMark Diagnostics, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-165562), initially filed by GenMark with the Securities and Exchange Commission on March 19, 2010, as amended by Amendment No. 1 thereto filed on April 20, 2010, Amendment No. 2 thereto filed on May 13, 2010, Amendment No. 3 thereto filed on May 21, 2010, Amendment No. 4 thereto filed on May 25, 2010 and Amendment No. 5 thereto filed on May 28, 2010, and which was declared effective on May 28, 2010, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-165562 are incorporated by reference into, and shall be deemed a part of this Registration Statement, except the following which are filed herewith:

Exhibit Number	Description
5.1	Opinion of DLA Piper LLP (US)
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP (US)
23.3	Consent of Deloitte LLP (UK)
24.1	Power of Attorney (incorporated by reference to the signature page included with the Registration Statement on Form S-1 of the Registrant (File No. 333-165562)).

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pasadena, California, on May 28, 2010.

GENMARK DIAGNOSTICS, INC.

By:	/s/ JON FAIZ KAYYEM, PH.D.
Name: Jon Faiz Kayyem, Ph.D.
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ JON FAIZ KAYYEM, PH.D Jon Faiz Kayyem, Ph.D	President and Chief Executive Officer (Principal Executive Officer)	May 28, 2010

/s/ STEVEN KEMPER Steven Kemper	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 28, 2010

* Christopher Gleeson	Chairman of the Board	May 28, 2010

* Daryl J. Faulkner	Director	May 28, 2010

* Kevin C. O’Boyle	Director	May 28, 2010

*by:	/S/ JON FAIZ KAYYEM
Jon Faiz Kayyem Attorney-in-fact

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